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                 CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use of our report dated December18, 1998, on the financial statements of the Prime Portfolio, Government Portfolio and General Municipal Portfolio of Alliance Money Market Fund referred to therein in Post-Effective Amendment No.5 to the Registration Statement on Form N-1A, File No. 33-85850 as filed with the Securities and Exchange Commission.

We also consent to the reference to our firm in the Prosectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Accountants."


McGladrey & Pullen LLP

New York, New York
March29, 1999

























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